SUB ITEM 77Q1(a)


An Amendment dated November 14, 2008, to the Amended and Restated Declaration of Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 39 to the Registration Statement of MFS Series Trust XIII (File Nos. 2-74959 and 811-3327), as filed with the Securities and Exchange Commission via EDGAR on November 26, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.